Power of Attorney

The undersigned, an Officer of Ferro Corporation (the "Company"), hereby constitutes and appoints the incumbents from time to time of the offices of Chief Financial Officer, General Counsel, and Treasurer of the Company, and each of them, as his attorney with full power of substitution and re-substitution, for and in his name, place and stead, to sign and file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") any and all Forms 3, 4 and 5 required to be filed with the SEC and/or the NYSE by the undersigned, with full power and authority to do so and to perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

                                              /s/ Richard J. Hipple
                                              Richard J. Hipple

Dated: 6/29/2007


State of Ohio      )
                   )SS
County of Cuyahoga )

On this, the 29th day of June 2007, before me, a notary public, Richard J. Hipple personally appeared and acknowledged this instrument.

                                        Signature:  /s/ Susan M. Zacher

                                        Susan M. Zacher
                                        Notary Public State of Ohio
                                        My Commission Expires Jan. 24, 2009
                                        Recorded in Lake County